Exhibit 10(f)
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                              CONSULTING AGREEMENT
                              --------------------

         THIS CONSULTING AGREEMENT is entered into this ___ day of ________________, 2002 by and between DAVID H. TAYLOR (the "Consultant"), and GUILFORD MILLS, INC., a Delaware corporation (the "Company").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Company desires to retain the services of the Consultant and to have the Consultant serve as Chief Financial Officer of the Company on an interim basis, and the Consultant desires to serve in such capacity, upon the terms and conditions hereinafter set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Term and Duties.

                  (a) The Company hereby retains the Consultant, and the Consultant hereby accepts retention by the Company, as a consultant on the terms and subject to the conditions set forth herein, for the period which commenced as of February 14, 2002 and which will end on August 31, 2002, unless terminated earlier as provided herein (the "Consulting Period"). During the Consulting Period, the Consultant shall furnish to the Company, its subsidiaries and affiliates, such advisory and consulting services within his areas of experience, as may be assigned or delegated to him from time to time by the Company's President and Chief Executive Officer (the "Executive"), with any additions to the scope of such duties within the field of operations of the Company, its subsidiaries or affiliates as may be agreed upon from time to time by the Consultant and the Company. In connection with furnishing consulting services hereunder, the

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Consultant shall serve during the Consulting Period as Chief Financial Officer of the Company and in such capacity have such responsibilities, duties and authority as are customarily associated with such position, subject to the supervision and direction of the Executive. The Consultant further agrees to serve the Company faithfully and to the best of his ability in the capacity of Chief Financial Officer, and shall furnish consulting services to the Company at such times during the Consulting Period as are reasonably requested by the Company. The Consultant shall devote substantially all of his business time, attention, knowledge, energy and skills to the performance and discharge of his duties and responsibilities and agrees not to engage in any other business activity whatsoever during the Consulting Period, except for civil, charitable or investment activities of a personal nature (including, without limitation, time spent in connection with a certain start-up enterprise with which the Consultant is currently affiliated) so long as such activities do not and would not violate (i) the terms of Section 4 of this Agreement, or (ii) interfere with the execution of the Consultant's services hereunder. Subject to the limitations contained herein, the Consultant shall have sole control over the means of performing his duties under this Agreement. The Consultant shall be entitled to take paid vacation periods during the Consulting Period as follows: from June 7 through 14, 2002 and at such other times with the prior approval of the Executive.

         2. Consulting Fee. In consideration for the Consultant's execution and delivery of this Agreement and his performance of the consulting services to be rendered hereunder, the Company agrees to pay to the Consultant a fee during the Consulting Period at the rate of Thirty-Five Thousand Dollars ($35,000.00) per calendar month (the "Consulting Fee"), payable semi-monthly in advance (it being


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acknowledged that the Consultant has already received consulting payments from the Company for the period through March 15, 2002).

         3. Termination.

                  (a) Death. In the event of the death of the Consultant during the Consulting Period, this Agreement shall automatically terminate and the Company shall have no further obligations hereunder, except to pay the Consultant's beneficiary or legal representative any amounts to which the Consultant may otherwise have been entitled prorated to the date of death.

                  (b) Disability. In the event of the Disability, as defined herein, of the Consultant during the Consulting Period, the Company shall have the right, upon written notice to the Consultant, to terminate the consulting arrangement hereunder, effective upon the giving of such notice (or such later date as shall be specified in such notice). Upon such termination, the Company shall have no further obligations hereunder, except to pay the Consultant any amounts to which the Consultant may otherwise have been entitled but for the Consultant's Disability prorated to the effective date of termination. The term "Disability" shall mean the Consultant's inability to perform effectively the substantial portion of his duties hereunder because of a medical determination of physical or mental disability continuing for a period of 30 consecutive days or for shorter periods aggregating 30 days during the Consulting Period. Any such medical determination of Disability shall be in writing and shall be from a medical doctor acceptable to both the Company and the Consultant.


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

                  (c) Cause. The Company shall have the right, upon written notice to the Consultant, to terminate the consulting arrangement under this Agreement for Cause, as defined herein, effective upon the giving of such notice (or such later date as shall be specified in such notice), and the Company shall have no further obligations hereunder, except to pay the Consultant any amounts to which the Consultant may otherwise have been entitled prorated to the effective date of termination. The term "Cause" shall mean any of the following:
(i) the Consultant's material breach of, or willful failure or refusal to perform and discharge, his duties, responsibilities or obligations under this Agreement, after written notice to the Consultant by the Company's Board of Directors (the "Board"), specifying in reasonable detail the manner in which the Consultant has breached or refused to perform and discharge his duties hereunder that is not cured or waived, (ii) the Consultant's refusal, after written notice, to obey any reasonable direction of the Board given in good faith and consistent with the terms of this Agreement that is not cured or waived, (iii) a determination by the Board in exercise of its good faith business judgment that the Consultant has taken acts which constitute fraud, theft, dishonesty, embezzlement or other misappropriation of property of the Company or unlawful appropriation of a corporate opportunity of the Company or (iv) the conviction of or the entry of a plea of nolo contendere by the Consultant for any felony or any misdemeanor involving moral turpitude.

                  (d) Without Cause. The Company shall have the right, upon written notice to the Consultant, to terminate the consulting arrangement under this Agreement Without Cause, as defined herein, effective upon the giving of such notice (or such later date as shall be specified in such notice), in which case the Company shall pay the Consultant the Consulting Fee for the


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

remaining term of the Consulting Period on the same basis and according to the same schedule, as if such notice of termination had not been given. The Consultant shall have the right, upon written notice to the Company, to voluntarily terminate the consulting arrangement under this Agreement, provided that such notice of termination is furnished to the Company at least 30 days prior to the effective date of termination, in which case the Company shall have no further obligations hereunder, except to pay the Consultant any amounts to which the Consultant otherwise may have been entitled prorated to the effective date of termination. The term "Without Cause" shall mean the Company's termination of the consulting arrangement hereunder for reasons other than for Cause.

         The termination of the consulting arrangement hereunder for whatever reason shall automatically terminate the Consultant's status as an officer of the Company and as an officer of any corporation, firm or entity which is a subsidiary or affiliate of the Company.

         4. Confidentiality; No Solicitation. (a) The Consultant acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, sensitive, confidential, proprietary and non-public information relating to the Company, including, without limitation, information concerning the Company's business; operations; affairs; plans; policies; business methods; systems; trade secrets; know-how; employees, officers and directors and their performance and personalities; customers and manufacturing processes (collectively, the "Information"). The Consultant acknowledges the confidentiality of the Information and that the Company has a legitimate and significant business interest in preventing the unauthorized disclosure of the Information. The Consultant shall not divulge, in any manner whatsoever, any


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Information to any third party or entity, except in furtherance of the performance of his consulting duties hereunder on behalf of the Company and then only as is necessary and appropriate in the regular course of the Company's business. The term "Information" shall not include information or data that: (i) is, or becomes, generally known to the public, other than by reason of the Consultant's breach of his confidentiality obligations hereunder; (ii) was known by the Consultant at the time of the Company's disclosure to him as evidenced by the Consultant's written records in existence prior to the Company's disclosure thereof to him; (iii) is disclosed to the Consultant by a third party who, to the Consultant's knowledge, has a legal right to make such disclosure; or (iv) is required to be disclosed by law or a court of competent jurisdiction (it being acknowledged and agreed that in such event, the Consultant shall promptly notify the Company of such requirement and provide the Company an opportunity (if it so elects) to contest such law or court order and the Consultant shall cooperate with the Company, at the Company's cost and expense, in any efforts to contest such law or court order). The Consultant shall deliver to the Company on or before the expiration or termination of the Consulting Period, all documents, notes, programs, data and any other materials of the Company (including any copies thereof) which the Consultant acquires possession or control of during the Consulting Period and which are in his possession or under his control as of the expiration or termination of the Consulting Period.

         (b) During the Consulting Period and one year thereafter, the Consultant shall refrain, without first obtaining the written consent of the Company, from directly or indirectly soliciting, enticing, persuading, inducing or hiring any employee, consultant, agent, independent contractor or other


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

person (other than secretarial and clerical personnel) who is employed or retained by the Company on the date the Consulting Period expires or terminates or who has been employed or retained by the Company during the 12 month period preceding such date to become employed or retained by any person, firm, entity or corporation or approach any such person for any of the foregoing reasons.

                  (c) The Consultant acknowledges that all developments, including, without limitation, inventions, patentable or otherwise, discoveries, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications thereof relating to the Company's business or planned business that, alone or jointly with others, the Consultant may conceive, create, make, develop, reduce to practice or acquire during his consulting arrangement hereunder (collectively, the "Developments") are works made for hire and shall remain the sole and exclusive property of the Company and the Consultant hereby assigns to the Company all of his right, title and interest in and to all such Developments. If, for any reason, such Developments are not deemed works for hire, the Consultant shall assign, and hereby assigns to the Company all of the Consultant's right, title and interest (including, but not limited to copyright, patent, and all rights of inventorship) in and to such Developments. The Consultant agrees that he will, at any time upon request and at the expense of the Company, promptly execute all instruments and papers and perform all acts whatsoever, which are necessary or desired by the Company to vest and confirm in the Company, and its successors, assigns and nominees, fully and completely, all rights created by this section and which may be necessary or desirable to enable


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

the Company, and its successors, assigns and nominees, to secure and enjoy the full benefits and advantages thereof. The Consultant shall assist and cooperate with the Company or its representatives, at the Company's cost and expense, in any controversy or legal proceeding relating to such Developments, or to any patents, copyrights or trade secrets with respect thereto. If for any reason the Consultant refuses or is unable to assist the Company in obtaining or enforcing its rights with respect to such Developments, the Consultant hereby irrevocably designates and appoints the Company and its duly authorized agents as the Consultant's agents and attorneys-in-fact to execute and file any documents and to do all other lawful acts necessary to protect the Company's rights in the Developments. The Consultant expressly acknowledges that the special foregoing power of attorney is coupled with an interest and is therefore irrevocable and shall survive the death of or incompetency of the Consultant as well as any termination or expiration of this Agreement.

                  (d) The Consultant grants to the Company all right, title and interest in and to all developments, including, without limitation, inventions, patentable or otherwise, discoveries, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications, which are not within the scope of Developments as defined herein but which are conceived or made by the Consultant during the hours which he is furnishing the consulting services to the Company hereunder or with the use or assistance of the Company's facilities or materials and personnel.


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

         For purposes of Section 4 hereof, the term the "Company" shall include not only Guilford Mills, Inc., but also all subsidiaries and affiliated corporations, organizations or entities thereof.

                  (e) The duties and obligations imposed on the Consultant by virtue of Section 4 hereof shall survive the termination or expiration of the Consulting Period and shall be in addition to any other duties and obligations to which the Consultant may be subject by virtue of statutory or common law including, without limitation, any duties and obligations based upon the Consultant's status as an officer of the Company.

         5. Expense Reimbursement; Benefits Waiver; Indemnification. (a) The Company agrees to reimburse the Consultant for all reasonable and necessary travel, entertainment and other business expenses which are incurred by the Consultant during the Consulting Period in connection with the performance of the Consultant's duties hereunder, provided that such expenses are itemized and presented to the Company with appropriate supporting documentation.

         (b) The Consultant expressly acknowledges and agrees that the payment of the Consulting Fee and the reimbursement of business expenses provided or described in this Agreement shall constitute the sole and entire compensation and benefits due or to become due to him in connection with his consulting arrangement with the Company (and the termination thereof) (other than any rights to indemnification to which the Consultant may be or become entitled pursuant to the Company's Bylaws (by virtue of his status as an officer of the Company), statutory or common law provisions or otherwise, and other than any rights in connection with any directors' and officers' liability insurance coverage which the Company may maintain). The Consultant further acknowledges


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

and agrees that as an independent contractor to the Company, he is not eligible to participate in, nor receive any benefits under, any employee benefit plan or arrangement (including, without limitation, any retirement or health and welfare benefit plan) and that the Company shall have no obligation to provide to the Consultant any wages, salary, bonuses, vacation pay, stock options or other stock awards, benefits or compensation of any kind or nature whatsoever, except as specifically provided for or described in this Agreement. Without limiting the generality of the foregoing, the Consultant expressly acknowledges and agrees that, as an independent contractor to the Company, he is not eligible to participate in, nor will he seek to participate in or assert any rights or claims under any of the Company's employee benefit plans including, without limitation, the Salaried Associate Retirement Profit-Sharing Plan, the 401(k) plan, any excess benefit plan, the Senior Managers' Supplemental Retirement Plan, Senior Managers' Pre-Retirement Life Insurance Plan, Senior Managers' Life Insurance Plan and any health and dental insurance plans, and if notwithstanding the foregoing, the Consultant is deemed to be eligible to participate in any of the Company's employee benefit plans, then he hereby forever voluntarily and irrevocably waives and relinquishes such participation rights.

         (c) The parties acknowledge that the Company's Board of Directors has elected the Consultant to the office of Chief Financial Officer of the Company. The Company further acknowledges and agrees that as an officer of the Company, the Consultant shall be entitled to (i) indemnification from the Company in accordance with the terms, provisions, conditions and limitations of the Company's Bylaws, as amended from time to time, in addition to any other indemnification to which the Consultant may be or become entitled under


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applicable law, and (ii) coverage under any applicable Directors' and Officers'
liability insurance policy that the Company may maintain, subject to the terms, provisions and exclusions of such policy or policies.

         6. Assumption of Contract. The Consultant acknowledges that the Company is, and has been, in active negotiations with its senior secured lenders over a restructuring of the indebtedness owed to such lenders. The Consultant further acknowledges that while as of the date hereof no agreement has been reached between the Company and its senior secured lenders with respect to such a restructuring, it is possible that a restructuring could be implemented by the Company's filing of a reorganization proceeding under the applicable bankruptcy laws. The Company covenants and agrees that if it files for any reorganization proceeding under the applicable bankruptcy laws, then it will seek to assume and honor all of its obligations under this Agreement by filing an appropriate motion with the Bankruptcy Court on the first day of any such bankruptcy filing or as soon as practicable thereafter, subject to the Company's rights to terminate this Agreement as expressly provided herein.

         7. Notices. All notices and other communications hereunder shall be given in writing by hand delivery, sent via facsimile to the facsimile number below with telephone confirmation, sent by overnight carrier or registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at his or its respective address set forth below, or at such other address as may from time to time be designated by any party to the other hereunder in accordance with this Section 7:


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         If to Consultant:
                  David H. Taylor
                  5500 Hardison Road
                  Charlotte, North Carolina  28226
         Or
                  c/o Guilford Mills, Inc.
                  4925 West Market Street
                  Greensboro, North Carolina  27407
                  Fax:  (336) 316-4056

         If to the Company:

                  Guilford Mills, Inc.
                  4925 West Market Street
                  Greensboro, North Carolina  27407
                  Attn:  General Counsel
                  Fax:  (336) 316-4057

         All such notices and communications hereunder shall be effective and deemed given if sent by overnight carrier, the next day; if sent via facsimile, upon telephone confirmation of receipt; if mailed, when received, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authorities, and, if delivered by hand, when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been addressed.

         8. Remedies. The parties hereby acknowledge and agree that the consulting services to be rendered by the Consultant hereunder are of such a special, unique and extraordinary character and that such services have a peculiar value impossible of replacement and for the loss of which the Company cannot be reasonably or adequately compensated in damages, and the Consultant acknowledges and agrees that any breach by him of the provisions of Section 4 hereof will cause the Company irreparable injury and damage. The Consultant, therefore, expressly agrees that in addition to any other remedies the Company may have under this Agreement or otherwise, the Company shall be entitled to


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injunctive and/or other equitable relief to prevent an anticipatory or continuing breach of Section 4 hereof and to secure its enforcement. Nothing herein shall be construed as a waiver by the Company of any right it may now have or hereafter acquire to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of the Consultant hereunder.

         9. Severability. In case any one or more of the provisions of this Agreement should be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         10. Entire Agreement. This Agreement supersedes and terminates any and all prior agreements, arrangements and policies between the Consultant and the Company with respect to the subject matter hereof.

         11. Waiver. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that right or any other right hereunder by that party.

         12. Governing Law; Arbitration. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the internal laws of the State of North Carolina, without regard to conflicts of law principles. Any controversy or dispute arising out of or relating to this Agreement shall be settled exclusively (except for claims seeking injunctive and/or equitable relief pursuant to Section 8 hereof) by arbitration in


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accordance with the rules of the American Arbitration Association under its commercial arbitration rules before a panel of three arbitrators with experience in the textile industry, with the Consultant designating one arbitrator, the Company designating one arbitrator and the two arbitrators jointly selecting a third independent arbitrator. The parties agree that service of process or notice of motion or other application in connection with any arbitration shall be delivered personally. Any award or determination made by the arbitrators as provided for hereunder shall be binding and conclusive upon the Company and the Consultant. The Consultant and the Company shall bear its own costs and expenses, including without limitation attorneys' fees, incurred in connection with any such arbitration.

         13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. With respect to the Consultant, the term "successors" as used herein includes heirs, devisees, executors, custodians, guardians, conservators and personal representatives. Notwithstanding the foregoing, the obligations of the Consultant may not be delegated and the Consultant may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect. The Company may assign its rights under this Agreement to, and it shall inure to the benefit of and be binding upon, any affiliate which succeeds to all or substantially all of its assets and business.

         14. Amendment. This Agreement may not be amended, terminated or superseded except by an agreement in writing between the Company and the


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Consultant, provided, however, that the Consultant shall not execute or authorize any amendment to this Agreement on behalf of the Company.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original hereof but all of which together shall constitute one and the same document.

         16. Independent Contractor. The consulting services to be performed by Consultant hereunder are those of an independent contractor and not of an employee, joint venture or partner of the Company, and nothing in this Agreement shall be interpreted or construed as creating or establishing a relationship of employer and employee between the Company and Consultant. The Company shall not be responsible for, nor shall it withhold any portion of Consultant's compensation hereunder for payment of, unemployment or disability insurance, Social Security, income taxes or other state, federal or business license, income, disability or unemployment taxes. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                 THE CONSULTANT:

                                 ---------------------------------
                                 David H. Taylor



                                 THE COMPANY:

                                 GUILFORD MILLS, INC.

                                 By:  _______________________________
                                 Name:  _____________________________
                                 Title:  ______________________________




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